TIAA Real Estate Account
c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York, 10017-3206

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 20, 2011 with respect to the statement of revenues and certain expenses of The Palatine – Arlington, Virginia for the period from March 12, 2010 (Date of Inception) to December 31, 2010; and to the use of our report dated June 15, 2011 with respect to the statement of revenues and certain expenses of River’s Edge Apartments – Medford, Massachusetts for the year ended December 31, 2010; and to the use of our report dated June 15, 2011 with respect to the statement of revenues and certain expenses of 425 Park Avenue – New York, New York for the year ended December 31, 2010; and to the use of our report dated June 15, 2011 with respect to the statement of revenues and certain expenses of Pepper Building – Philadelphia, Pennsylvania for the year ended December 31, 2010; and to the use of our report dated June 24, 2011 with respect to the statement of revenues and certain expenses of Northpark Village Square – Valencia, California for the year ended December 31, 2010; and to the use of our report dated November 28, 2011 with respect to the statement of revenues and certain expenses of Weston Business Center – Weston, Florida for the period April 12, 2010 (Date of Inception) to December 31, 2010; and to the use of our report dated November 28, 2011 with respect to the statement of revenues and certain expenses of The Forum at Carlsbad – Carlsbad, California for the year ended December 31, 2010; and to the use of our report dated February 8, 2012 with respect to the statement of revenues and certain expenses of The Corner – New York, New York for the year ended December 31, 2010 in the Registration Statement (Form S-1) and related prospectus of TIAA Real Estate Account.

/s/ Aarons Grant & Habif, LLC

Aarons Grant & Habif, LLC
March 12, 2012

3500 Piedmont Road, Suite 600, Atlanta, Georgia 30305, Phone 404-233-5486, Fax 404-237-8325
E-mail cpa@aghllc.com Web Page www.aghllc.com

Members of The American Institute of CPAs and Georgia Society of CPAs